FOR IMMEDIATE RELEASE

Contact:
DOV Pharmaceutical, Inc.
(201) 968-0980
Barbara Duncan	Alan Beckhard
Chief Financial Officer	Manager, Investor Relations and Corporate Communications

Dr. Leslie Hudson to Become CEO and President of DOV Pharmaceutical, Inc.;
Dr. Arnold Lippa to Continue Serving as Chairman of the Board

Hackensack, NJ, June 29, 2005. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) is pleased to announce that Dr. Leslie Hudson will become the company’s chief executive officer and president. Dr. Hudson is expected to start by the end of July 2005. DOV’s co-founder, Dr. Arnold Lippa, currently chairman, CEO and president, will continue to serve as chairman of the board.

Dr. Hudson brings over 15 years of corporate pharmaceutical experience to DOV, having served in senior level leadership positions at Pharmacia Corporation and Glaxo Inc. While at Glaxo, Dr. Hudson led oncology efforts as head of the cancer and hyperproliferative diseases center and was promoted to vice president for discovery. Dr. Hudson was also COO at Repligen Corporation, a biopharmaceutical company that discovers novel therapeutics for diseases affecting the central nervous system, or CNS. In his eight years at Pharmacia, Dr. Hudson was senior vice president of research and exploratory development and then group vice president and general manager for the ophthalmology business. In this capacity, Dr. Hudson was responsible for the global specialty sales force marketing efforts, global supply, and research & development. In addition, he optimized the business unit to meet sales goals while managing expenses. He also headed the commercial development and emerging technologies group responsible for all aspects of product discovery to launch and ran the global e-business platform across the company’s sales and marketing divisions. Dr. Hudson established strong business partnerships with other biotech firms while at Glaxo and Pharmacia.

After the Pharmacia-Pfizer merger, Dr. Hudson became vice provost, office of strategic initiatives, at the University of Pennsylvania where he managed the commercialization of discoveries from research grants and contracts worth over $750 million per annum, headed corporate R&D relationships, oversaw government economic development programs and established the entrepreneurship business unit. In addition, his people-oriented leadership skills allowed him to successfully foster new relationships with large pharmaceutical firms such as Johnson & Johnson, Pfizer, and Wyeth. He serves as an executive committee member of the board of directors at the Pennsylvania Biotech Association and the Philadelphia Science Center and on the board of directors of Hooper Holmes, Inc.

Prior to joining industry, Dr. Hudson spent nearly nine years at St. George’s Hospital Medical School in London, where he earned the distinction of full professor of immunology and chairman of the department. He received a Ph.D from the department of immunology, Middlesex Hospital Medical School, University of London in 1975, was elected associate of the Royal College of Science and received his bachelor of science degree, summa cum laude, from the Imperial College of Science, Technology and Medicine, University of London, in 1968. Dr. Hudson has published over 80 scientific papers, books and review articles.

433 Hackensack Ave., Hackensack, NJ 07601 (201) 968-0980; (201) 968-0986-fax

After co-founding DOV Pharmaceutical over ten years ago, Dr. Lippa has successfully built the company into a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for diseases, primarily CNS, that involve alterations in neuronal processing. Moreover, he has played a pivotal role in launching DOV’s IPO in April 2002 and taking two product candidates, bicifadine for pain and ocinaplon for generalized anxiety disorder, into phase III development.

Dr. Lippa commented, “Having positioned DOV with strong senior management and a product pipeline of novel CNS drug candidates, as well as a solid cash position of over $136 million as of our last quarter, it is an opportune time to step back in order to spend more time with my family. I am delighted that Les has decided to join DOV. He brings to us a wealth of experience in successfully leading large-scale pharmaceutical programs from both scientific and commercial perspectives. His proven ability in taking products from discovery to market will be invaluable as DOV brings several of its CNS drug candidates into advanced stage clinical development. Les will also play a critical role in furthering DOV’s strategic development plan as the company progresses towards commercial implementation. I look forward to continuing my active role as chairman of the board and will provide Les with all the support that he needs to make DOV a premier biopharmaceutical company.”

Dr. Hudson responded, “I look forward with great enthusiasm to joining DOV as CEO and am deeply committed to continue to build the company that Arnold and his team have admirably created and developed. This is a tremendous opportunity to lead a premier biopharmaceutical organization into the next stages of clinical drug development and commercialization. I will be working closely with Arnold, the senior management team and the board to ensure a seamless transition. I share with all employees the strategic vision and excitement that will move DOV ahead in CNS drug discovery, development and commercialization.”

DOV will host a conference call on June 30, 2005 at 8:30am ET. The audio webcast can be accessed at http://www.dovpharm.com under Investor Relations and will remain archived on the website for 90 days. The dial in numbers for the live teleconference are as follows: (Toll Free) 1-877-407-8031 and (International): 1-201-689-8031. A full replay of the conference call will be available through July 7, 2005. The replay can be accessed by dialing: (Toll Free) 1-877-660-6853 and (International): 1-201-612-7415 and entering account # 286 and conference ID# 159703.

DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for CNS and other disorders, including cardiovascular, that involve alterations in neuronal processing. Our product candidates address some of the largest pharmaceutical markets in the world including insomnia, pain, anxiety, and depression. Our partner Neurocrine has filed two NDAs for the use of DOV’s compound indiplon for the treatment of insomnia.

433 Hackensack Ave., Hackensack, NJ 07601 (201) 968-0980; (201) 968-0986-fax

Cautionary Note

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

•	demonstrate the safety and efficacy of product candidates at each stage of development;

•	meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

•	meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

•	meet obligations and required milestones under our license and other agreements;

•	obtain and maintain collaborations as required with pharmaceutical partners;

•	obtain substantial additional funds;

•	obtain and maintain all necessary patents or licenses; and

•	produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

433 Hackensack Ave., Hackensack, NJ 07601 (201) 968-0980; (201) 968-0986-fax

Factors that may cause our actual results to differ materially from our forward-looking statements include (i) one or more of our product candidates could be shown to cause harmful side effects, (ii) one or more of our product candidates may not exhibit the expected therapeutic results, (iii) we or the FDA may suspend one or more of our clinical trials, (iv) patient recruitment may be slower than expected or patients may drop out of our clinical trials, (v) regulatory approval for our product candidates may not be received or may be delayed, and (vi) performance of our licensees and collaborative partners on whom our success depends may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2005. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.

433 Hackensack Ave., Hackensack, NJ 07601 (201) 968-0980; (201) 968-0986-fax